Exhibit 10.2

EMPLOYMENT AGREEMENT — AMENDMENT

THIS AMENDMENT is made and entered into by and between MTR Gaming Group, Inc. (“MTR” or the “Company”, having an address of State Route 2, South, Chester, West Virginia 26034) and John W. Bittner (“Executive”), collectively referred to as the “Parties;” and

WHEREAS, the Parties entered into an employment agreement on or about November 1, 2009 (the “employment agreement”); and

WHEREAS, on or about June 9, 2010 the Compensation Committee of the Company agreed to modify the “Change in Control” provisions of Executive’s employment agreement with the Company; and

NOW, THEREFORE, the Parties stipulate and agree, that until such time as a new employment agreement is executed by the Parties, the following provisions regarding shall take full effect and control the conduct of the parties:

Change in Control:  If during the Period of Employment and at any time within twelve (12) months following a Change in Control, (i) Executive is terminated by the Company or any resulting entity without Cause, or (ii) Executive is not offered the position of Executive Vice President of Finance and Accounting, and Treasurer of the Company, or an equivalent position with the resulting entity, and Executive voluntarily terminates his employment with the Company or resulting entity within 30 days therefrom (“Constructive Termination”), then Executive shall be entitled to eighteen (18) months salary following the effective date of the termination. Executive shall concurrently with such payments execute a release in form and substance acceptable to the Company in its sole discretion (and any revocation periods contained in such release have expired) and Executive shall have complied with the Company’s termination procedures.

“Change in Control” shall mean a change in 50% or more of the ownership or the combined voting power of the Company’s outstanding voting securities or a sale of substantially all of the assets of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 27 day of July, 2010.

MTR GAMING GROUP, INC.

By:	/S/ ROBERT F. GRIFFIN
ROBERT F. GRIFFIN, PRESIDENT & CEO

Accepted by:	/S/ JOHN W. BITTNER
JOHN W. BITTNER, JR.